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                                                                    EXHIBIT 99.i



                              DORSEY & WHITNEY LLP










Wasatch Funds, Inc.
150 Social Hall Avenue, 4th Floor
Salt Lake City, UT   84111

Ladies and Gentlemen:

                  We have acted as counsel to Wasatch Funds, Inc., a Minnesota corporation (the "Company"), on behalf of Series A known as the Wasatch Small Cap Growth Fund, Series B known as Wasatch Core Growth Fund, Series C known as Wasatch Hoisington U.S. Treasury Fund, Series D known as Wasatch Ultra Growth Fund, Series E known as Wasatch Micro Cap Fund, Series F known as Wasatch Global Technology Fund, Series G known as Wasatch Small Cap Value Fund (the "Funds"), each a series of the Company, in connection with a Registration Statement on Form N-1A (File No. 33-10451) (the "Registration Statement") relating to the sale by the Funds of an indefinite number of shares of each of the Funds' Common Shares, each with a par value of $.01 per share (the "Shares").

                  We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Shares will be issued and sold as described in the Registration Statement.

                  Based on the foregoing, we are of the opinion that upon issuance, delivery and payment for the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.





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Wasatch Funds, Inc.
November 16, 2000
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                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Additional Service Providers" in the Prospectus and under the caption "Investment Advisory and Other Services" in the Statement of Additional Information, each constituting part of the Registration Statement.

Dated:   November 16, 2000


                                                        Very truly yours,


                                                        /s/ Dorsey & Whitney LLP
                                                        ------------------------
                                                        Dorsey & Whitney LLP



MJR